Guidestone (formerly Annuity Board Funds)
Question 77-G Securities in Default


SECURITY
United Air Lines, Inc.
CUSIP
909286AD8
DEFAULT REASON
Bankruptcy
DATE OF DEFAULT
01/21/2003
AMOUNT/$1,000 SHARES
200
TOTAL AMOUNT IN DEFAULT
$268,345



SECURITY
United Air Lines, Inc.
CUSIP
909317AG4
DEFAULT REASON
Bankruptcy
DATE OF DEFAULT
04/19/2003
AMOUNT/$1,000 SHARES
300
TOTAL AMOUNT IN DEFAULT
$384,187



SECURITY
Delphi Corporation
CUSIP
247126AC9
DEFAULT REASON
Bankruptcy
DATE OF DEFAULT
11/01/2005
AMOUNT/$1,000 SHARES
1810
TOTAL AMOUNT IN DEFAULT
$1,922,233